Exhibit h(3)

                             Smith Barney Trust II
                               125 Broad Street
                          New York, New York 10004


                            ______________ __, 2001

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Smith Barney Trust II - Accounting
          Services Agreement

Ladies and Gentlemen:

     Pursuant to Section 7.1 of the Accounting Services Agreement dated as of September 1, 1997 (the "Agreement"), between Smith Barney Trust II (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that Smith Barney Principal Protection Fund (the "Fund") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

     Please sign below to evidence your agreement to provide such services to the Fund and to add the Fund as a beneficiary under the Agreement.

                              Smith Barney Trust II


                              By:

                              Title:


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:

Title: